Exhibit 99.1

CHINA DIRECT INDUSTRIES RECEIVES NEW MAGNESIUM CONTRACTS VALUED AT $9.6 MILLION THROUGH ITS IMG MARKETING UNIT

ONE CONTRACT PRICED USING IMG’S INNOVATIVE NEW PRICING FORMULA TO BUILD STABLE LONG TERM RELATIONSHIPS

DEERFIELD BEACH, FL--(07/27/10) - China Direct Industries, Inc. ("China Direct Industries") (NASDAQ:CDII), a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution of basic materials, announced today that it has received several contracts to sell pure magnesium ingot valued at approximately $9.6 million. The contracts, call for delivery by the end of calendar year 2010, were derived through its IMG sales and marketing unit.

China Direct Industries launched International Magnesium Group, “IMG”, in 2009 in an effort to create an international brand to be known for quality and reliability in magnesium related products.  Through IMG we have unified our marketing efforts for our magnesium operations.  IMG focuses on building long term relationships and securing long term contracts.  IMG derived one of these contracts through the utilization of an innovative new cost indexed pricing formula that management believes may someday be the benchmark for the way the industry currently prices its magnesium products.

Commenting on the contracts, Dr. James Wang Chairman and CEO of China Direct Industries, Inc. stated, "We are excited to have received these orders through the direct marketing efforts of IMG.  We believe that by marketing IMG as a leading manufacturer and a U.S. public company that stands behind our pricing guarantee and shipment commitments, we can establish a competitive advantage in the magnesium industry.  Additionally, we believe our pricing strategy will enable market stabilization which is critical to the long term health of our industry.  These contracts represent a positive step toward our efforts to gain market share through strong long term relationships as the global demand for magnesium continues to improve.”

About China Direct Industries, Inc.

China Direct Industries, Inc. (NASDAQ: CDII), is a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution and distribution of basic materials in China. China Direct Industries also provides advisory services to China based companies in competing in the global economy. Headquartered in Deerfield Beach, Florida, China Direct Industries operates 9 subsidiaries throughout China. This infrastructure creates a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our belief regarding our competitive advantage in the magnesium industry and the impact our pricing strategy will have on the magnesium market and its long term health.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Transition Report on Form 10-K for the fiscal year ended September 30, 2009.

Contact Information:

For the Company:

China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email: richard.galterio@cdii.net
lillian.wong@cdii.net